UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 2, 2013

Date of Report

(Date of Earliest Event Reported)

FONU2 INC.

 (Exact Name of Registrant as Specified in its Charter)

NEVADA	000-49652	65-0773383
(State or other jurisdiction of incorporation(	(Commission File No.)	(IRS Employer I.D. No.)

331 East Commercial Blvd.

Ft. Lauderdale, Florida  33334

 (Address of Principal Executive Offices)

(954) 938-4133

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

On August 2, 2013, FONU2 Inc., a Nevada corporation (the “Company”), and J & S Funding Group, LLC, a Florida limited liability company (“J & S”), entered into a Subscription Agreement by which J & S agreed to purchase 6,250,000 units at a price of $0.04 per unit, with each unit consisting of one “unregistered” and “restricted” share of common stock and one warrant to purchase an additional “unregistered” and “restricted” share of common stock at a purchase price of $0.04 per share, exercisable for a period of three months.  The aggregate sales price of the units was $250,000, with no underwriting discounts or commissions being paid.  J & S has represented to the Company that it is an “accredited investor” as defined under Rule 501 of Regulation D of the Securities and Exchange Commission.  The Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

FONU2 INC., a Nevada corporation

Date:  August 8, 2013

/s/ Robert B. Lees

                        Robert B. Lees, President